Exhibit 99.1

NexTier Announces Fourth Quarter and Full Year 2019 Financial and Operational Results

HOUSTON, Texas (March 10, 2020) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported fourth quarter and full year 2019 financial and operational results. On October 31, 2019, NexTier completed its previously announced merger between Keane Group Inc. (“Keane”) and C&J Energy Services, Inc. (“C&J”), and concurrent with closing, Keane, as the parent company, was renamed NexTier Oilfield Solutions Inc. Given the merger close date of October 31, 2019, GAAP financial results for the fourth quarter of 2019 include the full quarterly results of legacy Keane, and legacy C&J results from November 1, 2019 through December 31, 2019. Pro forma financial results(1) for the third and fourth quarters of 2019 include the full quarterly results of both Keane and C&J giving effect to the merger as if it had closed on January 1, 2019.

Full Year 2019 Results

•	Reported GAAP revenue of $1.8 billion and pro forma revenue of $3.4 billion for the year ended December 31, 2019

•	Reported GAAP net loss of $106.2 million and pro forma net loss of $196.6 million for the year ended December 31, 2019

•	Achieved total pro forma Adjusted EBITDA(2) of $446.3 million for the year ended December 31, 2019

Fourth Quarter 2019 Results and Recent Highlights

•
Reported GAAP revenue of $528.2 million, compared to $444.0 million of GAAP revenue in the third quarter of 2019; pro forma revenue totaled $648.4 million, compared to pro forma revenue of $896.6 million in the third quarter of 2019

•
Reported GAAP net loss of $82.9 million, compared to GAAP net income of $3.6 million in the third quarter of 2019; pro forma net loss totaled $106.6 million, compared to pro forma net loss of $10.4 million in the third quarter of 2019

•	Achieved total pro forma Adjusted EBITDA(2) of $77.6 million, compared to total pro forma Adjusted EBITDA of $137.8 million in the third quarter of 2019

•	Averaged 25 pro forma fully-utilized fracturing fleets in the fourth quarter of 2019; forecasting an average of 28 fully-utilized fracturing fleets in the first quarter of 2020

•	Generated Completion Services segment Adjusted Gross Profit of $105.1 million, compared to $109.3 million in the third quarter of 2019

•
Achieved Adjusted Gross Profit, when taking only fracturing and bundled wireline into account, of $99.2 million, compared to Adjusted Gross Profit of $109.3 million in the third quarter of 2019; pro forma Adjusted Gross Profit totaled $97.7 million, compared to pro forma Adjusted Gross Profit of $153.6 million in the third quarter of 2019

•
Generated pro forma annualized adjusted gross profit per fully-utilized fracturing fleet, when only taking fracturing and bundled wireline into account, of $15.6 million, compared to pro forma annualized adjusted gross profit per fully-utilized fracturing fleet of $18.6 million in the third quarter of 2019

•
On pace to capture previously announced targeted annualized run rate cost synergies of $125 million by the end of the second quarter of 2020; identified approximately $80 million of incremental cash synergies with estimated capture by year-end 2020

•	Exited the fourth quarter with $255 million in cash and $304 million of available borrowing capacity under our asset-based credit facility

•
Divested our Well Support Services segment on March 9, 2020 to Basic Energy Services for $93.7 million in total consideration, including $59.35 million of cash consideration before transaction costs and escrowed amounts

Fourth Quarter 2019 Financial Results

(USD in thousands, except per share amounts)	Three Months Ended		Previously Disclosed Guidance for the Three Months Ended December 31, 2019
	December 31, 2019	September 30, 2019
GAAP revenue	$528,216	$443,953
GAAP net income (loss)	(82,928)	3,558
GAAP net income (loss) per share	$(0.47)	$0.03

Pro forma revenue	$648,434	$896,616	$640,000 ¯ $660,000
Pro forma net loss	(106,553)	(10,410)
Pro forma net loss per share	$(0.50)	$(0.05)

Pro forma Adjusted EBITDA	$77,564	$137,764	$73,000 ¯ $78,000
Pro forma Adjusted net income (loss)	(19,069)	41,523
Pro forma Adjusted net income (loss) per share	$(0.09)	$0.20

GAAP revenue totaled $528.2 million in the fourth quarter of 2019 compared to GAAP revenue of $444.0 million in the third quarter of 2019. Pro forma revenue totaled $648.4 million in the fourth quarter of 2019, compared to our previously disclosed guidance range of $640 million to $660 million. This compared to pro forma revenue of $896.6 million in the third quarter of 2019.
GAAP net loss totaled $82.9 million, or $0.47 per diluted share, in the fourth quarter of 2019, compared to GAAP net income of $3.6 million, or $0.03 per diluted share, in the third quarter of 2019. Pro forma net loss totaled $106.6 million, or $0.50 per diluted share, in the fourth quarter of 2019, compared to pro forma net loss of $10.4 million, or $0.05 per diluted share, in the third quarter of 2019. Pro forma Adjusted net loss(2) totaled $19.1 million, or $0.09 per diluted share, in the fourth quarter of 2019, compared to pro forma Adjusted net income of $41.5 million, or $0.20 per diluted share, in the third quarter of 2019.
GAAP selling, general and administrative expense (“SG&A”) totaled $42.7 million in the fourth quarter of 2019, compared to GAAP SG&A of $26.6 million in the third quarter of 2019. Pro forma SG&A totaled $70.1 million in the fourth quarter of 2019, compared to pro forma SG&A of $102.4 million in the third quarter of 2019. Excluding management adjustments, pro forma Adjusted SG&A totaled $54.2 million in the fourth quarter of 2019, compared to pro forma Adjusted SG&A of $65.8 million in the third quarter of 2019.
Total pro forma Adjusted EBITDA totaled $77.6 million in the fourth quarter of 2019, compared to our previously disclosed guidance range of $73 million to $78 million. This compared to total pro forma Adjusted EBITDA of $137.8 million in the third quarter of 2019.
“I am pleased that our fourth quarter financial results exceeded the initial outlook on profitability provided just after closing the merger with C&J,” said Robert Drummond, President and Chief Executive Officer of NexTier. “Despite a challenging market backdrop, we stayed focused on our partnership model of working closely with our customers, managing what was in our direct control, and driving costs out of operations. Our focus enabled us to achieve better than expected operational efficiency and commendable relative profitability during a quarter with challenging market-driven obstacles. We continue to make swift progress with the integration process and the resulting improved cost efficiency.”
“Notwithstanding the recent oil price volatility, NexTier will remain nimble and is uniquely positioned to effectively navigate these challenges. This includes a strong balance sheet and liquidity position that allows us to be offensive and defensive, with plenty of runway on our debt maturity through 2025, alignment with a base of resilient customers, and a track record of adjusting our cost structure in response to challenging market conditions.”

Fourth Quarter 2019 Management Adjustments

Total pro forma Adjusted EBITDA in the fourth quarter of 2019 includes management adjustments of $87.5 million consisting of $55.0 million of merger and integration related costs primarily driven by severance and accelerated non-cash stock compensation expense, $12.3 million of non-cash impairment expense mostly associated with the retirement of the Keane trade name, $5.6 million of non-cash stock compensation expense, and $14.5 million of other costs driven by tax and litigation reserves and facility closures.

Business Segment Results
Completion Services
GAAP revenue in our Completion Services segment totaled $440.3 million in the fourth quarter of 2019, compared to GAAP revenue of $437.3 million in the third quarter of 2019. Pro forma revenue in our Completion Services segment totaled $509.8 million in the fourth quarter of 2019, compared to pro forma revenue of $735.2 million in the third quarter of 2019. The sequential decrease in pro forma revenue was driven by reduced asset deployment and decreased customer activity levels due to year-end seasonality and budget exhaustion. Adjusted Gross Profit totaled $105.1 million in the fourth quarter of 2019, compared to Adjusted Gross Profit of $109.3 million in the third quarter of 2019. Pro forma Adjusted Gross Profit totaled $105.6 million in the fourth quarter of 2019, compared to pro forma Adjusted Gross Profit of $168.9 million in the third quarter of 2019. Pro forma net loss totaled $21.5 million, resulting in pro forma Adjusted EBITDA of $83.3 million in the fourth quarter of 2019, compared to pro forma net income of $54.5 million, resulting in pro forma Adjusted EBITDA of $141.3 million in the third quarter of 2019.
The Company had an average of 25 pro forma fully-utilized fracturing fleets in the fourth quarter of 2019. When taking only fracturing and bundled wireline into account, annualized pro forma Adjusted Gross Profit per fully-utilized fracturing fleet totaled $15.6 million in the fourth quarter of 2019, compared to annualized pro forma Adjusted Gross Profit per fully-utilized fracturing fleet of $18.6 million in the third quarter of 2019.

Well Construction and Intervention Services
GAAP revenue in our Well Construction and Intervention (“WC&I”) Services segment, totaled $39.4 million in the fourth quarter of 2019, compared to GAAP revenue of $6.6 million in the third quarter of 2019. Pro forma revenue in our WC&I segment totaled $57.7 million in the fourth quarter of 2019, compared to pro forma revenue of $66.9 million in the third quarter of 2019. Adjusted Gross Profit totaled $6.8 million in the fourth quarter of 2019, compared to Adjusted Gross Profit of $1.2 million in the third quarter of 2019. Pro forma Adjusted Gross Profit totaled $9.1 million in the fourth quarter of 2019, compared to pro forma Adjusted Gross Profit of $13.2 million in the third quarter of 2019. Pro forma net income totaled $0.3 million, resulting in pro forma Adjusted EBITDA of $7.2 million in the fourth quarter of 2019, compared to pro forma net income of $2.3 million, resulting in pro forma Adjusted EBITDA of $9.1 million in the third quarter of 2019.

Well Support Services
GAAP revenue in our Well Support Services segment, which only includes the period after the completion of the merger on October 31, 2019, totaled $48.6 million in the fourth quarter of 2019. Pro forma revenue in our Well Support Services segment totaled $80.9 million in the fourth quarter of 2019, compared to pro forma revenue of $94.5 million in the third quarter of 2019. Adjusted Gross Profit totaled $8.0 million in the fourth quarter of 2019. Pro forma Adjusted Gross Profit totaled $14.9 million in the fourth quarter of 2019, compared to pro forma Adjusted Gross Profit of $14.3 million in the third quarter of 2019. The sequential decrease in pro forma revenue mostly pertained to the divestiture of the majority of our fluids management assets in West and South Texas on July 31, 2019. Pro forma net income totaled $5.3 million, resulting in pro forma Adjusted EBITDA of $9.2 million in the fourth quarter of 2019, compared to a pro forma net income of $2.3 million, resulting in pro forma Adjusted EBITDA of $12.4 million in the third quarter of 2019.

Balance Sheet and Capital
Total debt outstanding as of December 31, 2019 totaled $338 million, net of debt discounts and deferred finance costs and excluding lease obligations. As of December 31, 2019, cash and equivalents totaled $255 million, and total available liquidity was $559 million, which included $304 million of available borrowing capacity under our asset-based credit facility.
Total operating cash flow was $80 million and cash flow used in investing activities was $44 million, resulting in free cash flow of $36 million in the fourth quarter of 2019. Combined operating cash flow, which includes the full quarterly results for both legacy Keane and C&J, was $48 million and cash flow used in investing activities was $54 million resulting in combined free cash flow usage of $6 million in the fourth quarter of 2019. Excluding cash used for merger and integration related costs of $61 million, combined Adjusted free cash flow totaled $55 million in the fourth quarter of 2019.
On March 9, 2020, we divested our Well Support Services segment to Basic Energy Services for approximately $93.7 million in total consideration that included $59.35 million in cash consideration before transaction costs, escrowed amounts, and subject to customary working capital adjustments.

First Quarter 2020 Update
For the first quarter of 2020, the Company expects to deploy an average of 28 fully-utilized fracturing fleets compared to 25 fully-utilized fracturing fleets deployed in the fourth quarter. We expect increased activity levels to be offset by lower overall pricing and the divestiture of our Well Support Service segment on March 9, 2020.
“In light of the ongoing market and commodity price volatility, NexTier is taking the necessary steps to protect our business,” said Kenneth Pucheu, Senior Vice President and Chief Financial Officer of NexTier. “NexTier is well fortified with a strong balance sheet, further enhanced liquidity position, and an experienced management team to navigate through these challenging market headwinds.”

Conference Call Information
The Company’s executive management team will host a conference call on Wednesday, March 11, 2020 at 8:30 a.m. ET / 7:30 a.m. CT to discuss our fourth quarter 2019 financial and operating results. Interested parties may listen to the conference call via a live webcast accessible on our website at www.nextierofs.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “NexTier Oilfield Solutions’ Earnings Call.” Please dial-in ten to fifteen minutes before the scheduled call time to avoid any delays entering the earnings call. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10138991.

About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

Pro forma information and Non-GAAP Financial Measures

(1)
Pro forma information before management adjustments was determined in accordance with Article 11 of Regulation S-X and is presented to enhance comparability to the prior quarter pre-merger operating results by adjusting for the merger of Keane and C&J.

(2)
The Company has included in this press release certain non-GAAP financial measures, some of which are calculated on a consolidated basis, segment basis, product line basis, combined basis or pro forma basis, including Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income (loss), free cash flow, Adjusted free cash flow, Adjusted SG&A and annualized adjusted gross profit per fully-utilized fracturing fleet. These measurements provide supplemental information which the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes Adjusted EBITDA, Adjusted Gross Profit, Adjusted SG&A and Adjusted Net Income provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company believes free cash flow and Adjusted free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. Annualized Gross Profit per fully-utilized fracturing fleet is used to evaluate the operating performance of the business line for comparable periods, and the Company believes it is important as an indicator of operating performance of our fracturing and bundled wireline product line because it excludes the effects of the capital structure and certain non-cash items from the product line’s operating results. For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release.

(3)
Non-GAAP Measure Definitions: Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted Gross Profit at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of merger/transaction-related costs and other non-routine items. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-

related costs, and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, including share repurchase activity. Adjusted free cash flow adjusts free cash flow for certain management adjustments. Annualized Adjusted Gross Profit per fully-utilized fleet, is a non-GAAP measure and is defined as (i) revenue less cost of services attributable to the fracturing and bundled wireline product line, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance for the fracturing and bundled wireline product line, (ii) divided by the fully-utilized fracturing and bundled wireline fleets (average deployed fleets multiplied by fleet utilization) per quarter, and then (iii) multiplied by four.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including projections as to the amount and timing of synergies from C&J merger and the Company’s 2020 guidance and outlook information, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; (xv) the duration, impact and severity of the novel coronavirus (COVID-19) outbreak; and (xvi) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of C&J’s businesses into the Company and the ability to achieve the anticipated synergies and value-creation contemplated in connection with the merger. For a more detailed discussion of such risks and other factors, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Coronavirus Monitoring and Planning

The Company is monitoring the spread and impact of the coronavirus closely, and is implementing measures in accordance with local directives, as well as internal policies, to protect employees and limit business interruption. These measures include restrictions on travel and employee contact in certain regions, employee education, enhanced customer and supplier communication, alternative sourcing, and other measures. The Company is also preparing mitigation plans for further or prolonged impact from the coronavirus.

Merger of Equals

On October 31, 2019, Keane and C&J completed their merger and concurrent with closing, Keane, as the parent company, was renamed NexTier. In accordance with the terms of the Agreement and Plan of Merger, dated as of June 16, 2019, by and among NexTier, C&J and King Merger Sub Corp., a wholly owned subsidiary of NexTier (“Merger Sub”), Merger Sub merged with and into C&J, with C&J surviving the merger as a wholly owned subsidiary of NexTier. Immediately following the merger, C&J was merged with and into King Merger Sub II LLC (“LLC Sub”), with LLC Sub continuing as the surviving entity as a wholly-owned subsidiary of NexTier and as the successor to C&J. Keane was determined to be the accounting acquirer in the merger, and as a result, the historical financial statements of Keane, prepared under U.S. generally accepted accounting principles (”GAAP”), for the periods prior to the merger are considered to be the historical financial statements of NexTier.

Unaudited Pro Forma Financial Information

In order to provide the most meaningful comparison of results of operations and results by segment, supplemental unaudited pro forma financial information has been included in the following financial schedules. The unaudited pro forma financial information is based on the historical consolidated financial statements and accompanying notes of both Keane and C&J and has been prepared to illustrate the effects of the merger, assuming the merger had been consummated on January 1, 2019. For all periods presented, adjustments have been made for (1) the preliminary acquisition accounting impact, (2) accounting policy alignment, and (3) the elimination of the impact from events that are directly attributable to the Agreement and Plan of Merger (e.g., non-routine merger and integration costs). The unaudited pro forma financial information was based on and should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Keane and C&J Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what NexTier's results of operations actually would have been had the merger been completed on January 1, 2019, nor is it indicative of the future operating results of NexTier. The unaudited pro forma financial information does not reflect any cost or growth synergies that NexTier may achieve as a result of the merger, future costs to combine the operations of Keane and C&J or the costs necessary to achieve any cost or growth synergies.

Investor Contact:
Daniel Jenkins
Vice President - Investor Relations
(713) 325-6000
investors@nextierofs.com
Marc Silverberg
Managing Director (ICR)
marc.silverberg@icrinc.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31,		Three Months Ended September 30,
	2019	2018	2019

Revenue	$528,216	$486,549	$443,953
Operating costs and expenses:
Cost of services	408,345	372,654	333,438
Depreciation and amortization	82,080	71,403	68,708
Selling, general and administrative expenses	42,698	28,466	26,579
Merger and integration	55,972	—	6,651
(Gain) loss on disposal of assets	3,640	(122)	679
Impairment	12,346	—	—
Total operating costs and expenses	605,081	472,401	436,055
Operating income	(76,865)	14,148	7,898
Other income (expenses):
Other income (expense), net	(7)	(2,386)	55
Interest expense	(5,769)	(6,219)	(5,215)
Total other income (expense)	(5,776)	(8,605)	(5,160)
Income (loss) before income taxes	(82,641)	5,543	2,738
Income tax benefit (expense)	(287)	585	820
Net income (loss)	(82,928)	6,128	3,558
Other comprehensive income (loss):
Foreign currency translation adjustments	(87)	(77)	—
Hedging activities	1,036	(4,309)	(2,120)
Total comprehensive income (loss)	$(81,979)	$1,742	$1,438

Net income (loss) per share: basic	$(0.47)	$0.06	$0.03
Net income (loss) per share: diluted	$(0.47)	$0.06	$0.03

Weighted-average shares: basic	177,149	105,265	104,899
Weighted-average shares: diluted	177,149	105,566	105,259

Note: The condensed consolidated statements of operations & comprehensive income (loss) for the three month periods ended December 31, 2019, December 31, 2018, and September 30, 2019, reflect the results of legacy Keane for all periods presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(amounts in thousands, except per share data)

	Year Ended December 31,
	2019	2018
	(Unaudited)
Revenue	$1,821,556	$2,137,006
Operating costs and expenses:
Cost of services	1,403,932	1,660,546
Depreciation and amortization	292,150	259,145
Selling, general and administrative expenses	123,676	113,810
Merger and integration	68,731	448
Loss on disposal of assets	4,470	5,047
Impairment	12,346	—
Total operating costs and expenses	1,905,305	2,038,996
Operating income (loss)	(83,749)	98,010
Other income (expenses):
Other income, net	453	(905)
Interest expense	(21,856)	(33,504)
Total other expenses	(21,403)	(34,409)
Income (loss) before income taxes	(105,152)	63,601
Income tax expense	(1,005)	(4,270)
Net income (loss)	(106,157)	59,331
Other comprehensive income (loss):
Foreign currency translation adjustments	(116)	(114)
Hedging activities	(7,628)	(880)
Total comprehensive income (loss)	$(113,901)	$58,337

Net income (loss) per share: basic	$(0.86)	$0.54
Net income (loss) per share: diluted	$(0.86)	$0.54

Weighted-average shares, basic	122,977	109,335
Weighted-average shares, diluted	122,977	109,660

Note: The condensed consolidated statements of operations & comprehensive income (loss) for the years ended December 31, 2019 and 2018, reflect the results of legacy Keane for all periods presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31,	December 31,
	2019	2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$255,015	$80,206
Accounts receivable	350,765	210,428
Inventories, net	61,641	35,669
Assets held for sale	141	176
Prepaid and other current assets	20,492	5,784
Total current assets	688,054	332,263
Operating lease right-of-use assets	54,503	—
Finance lease right-of-use assets	9,511	—
Property and equipment, net	709,404	531,319
Goodwill	137,458	132,524
Intangible assets	55,021	51,904
Other noncurrent assets	10,956	6,569
Total assets	$1,664,907	$1,054,579
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115,251	$106,702
Accrued expenses	234,895	101,539
Current maturities of operating lease liabilities	23,473	—
Current maturities of finance lease liabilities	4,594	4,928
Current maturities of long-term debt	2,311	2,776
Stock based compensation	—	4,281
Other current liabilities	5,670	354
Total current liabilities	386,194	220,580
Long-term operating lease liabilities, less current maturities	35,123	—
Long-term finance lease liabilities, less current maturities	4,844	5,581
Long-term debt, net less current maturities	335,312	337,954
Other non-current liabilities	16,662	3,283
Total non-current liabilities	391,941	346,818
Total liabilities	778,135	567,398
Shareholders’ equity:
Common stock	2,124	1,038
Paid-in capital in excess of par value	966,762	455,447
Retained earnings (deficit)	(73,333)	31,494
Accumulated other comprehensive loss	(8,781)	(798)
Total shareholders’ equity	886,772	487,181
Total liabilities and shareholders’ equity	$1,664,907	$1,054,579
Note: The condensed consolidated balance sheet at December 31, 2019, reflects the financial position of NexTier Oilfield Solutions Inc. The condensed consolidated balance sheet at December 31, 2018, solely reflects the financial position of legacy Keane.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(amounts in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019

Revenue	$648,434	$896,616
Operating costs and expenses:
Cost of services	518,893	700,131
Depreciation and amortization	89,794	91,846
Selling, general and administrative expenses	70,104	102,414
Merger and integration	55,023	7,170
Loss on disposal of assets	2,335	416
Impairment	12,346	—
Total operating costs and expenses	748,495	901,977
Operating loss	(100,061)	(5,361)
Other income (expenses):
Other income, net	347	(654)
Interest expense	(5,769)	(5,215)
Total other expenses	(5,422)	(5,869)
Loss before income taxes	(105,483)	(11,230)
Income tax benefit (expense)	(1,070)	820
Net loss	$(106,553)	$(10,410)

Net loss per share: basic	$(0.50)	$(0.05)
Net loss per share: diluted	$(0.50)	$(0.05)

Weighted-average shares, basic	211,909	210,098
Weighted-average shares, diluted	211,909	210,098

Note: The pro forma condensed consolidated statements of operations for the three month periods ended December 31, 2019 and September 30, 2019, reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019. See full unaudited pro forma condensed consolidated statements of operations for the three months ended December 31, 2019 and September 30, 2019, as well as the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019, below.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019
Completion Services:
Revenue	$440,253	$437,343
Cost of services	335,157	328,029
Depreciation, amortization and administrative expenses, and impairment	76,728	64,735
Net income	28,367	43,505
Adjusted gross profit(1)	$105,096	$109,314

Well Construction and Intervention Services:
Revenue	$39,380	$6,610
Cost of services	32,572	5,409
Depreciation, amortization and administrative expenses, and impairment	1,950	502
Net income	4,858	699
Adjusted gross profit(1)	$6,808	$1,201

Well Support Services:
Revenue	$48,583	—
Cost of services	40,616	$—
Depreciation, amortization and administrative expenses, and impairment	1,008	—
Net income	6,959	—
Adjusted gross profit(1)	$7,967	$—
Note: The financial and operating data for the three months ended December 31, 2019 and September 30, 2019, reflect the results of legacy Keane for all periods presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

(1)	The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA
(amounts in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019
Completion Services:
Revenue	$509,845	$735,166
Cost of services	404,235	566,230
Depreciation, amortization, administrative expenses, and impairment	127,086	114,481
Operating income (loss)	(21,476)	54,455
Pro forma adjusted gross profit(1)	$105,610	$168,936

Well Construction and Intervention Services:
Revenue	$57,650	$66,927
Cost of services	48,579	53,701
Depreciation, amortization, administrative expenses, and impairment	8,750	10,885
Operating income (loss)	321	2,341
Pro forma adjusted gross profit(1)	$9,071	$13,226

Well Support Services:
Revenue	$80,939	$94,523
Cost of services	66,079	80,200
Depreciation, amortization, administrative expenses, and impairment	9,540	11,990
Operating income (loss)	5,320	2,333
Pro forma adjusted gross profit(1)	$14,860	$14,323
Note: The pro forma financial and operating data reflect the results of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

(1)	The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended December 31, 2019
	Completion Services	WC&I	Well Support Services	Corporate and Other	NexTier
Pro forma net income (loss)(1)	$(21,476)	$321	$5,320	$(90,718)	$(106,553)
Interest expense, net	—	—	—	5,769	5,769
Income tax benefit	—	—	—	1,070	1,070
Depreciation and amortization	79,243	2,801	2,123	5,627	89,794
Pro forma EBITDA	$57,767	$3,122	$7,443	$(78,252)	$(9,920)
Plus Management Adjustments:
Acquisition, integration and expansion(2)	22,676	391	76	31,880	55,023
Non-cash stock compensation(3)	363	25	626	4,632	5,646
Inventory adjustment	2,218	—	—	—	2,218
Facility closure	308	635	1,043	—	1,986
Litigation accrual	—	3,000	—	—	3,000
Tax audit				7,000	7,000
Impairment of assets	—	—	—	12,346	12,346
Restructuring costs and other	—	—	—	265	265
Pro forma Adjusted EBITDA (1)	$83,332	$7,173	$9,188	$(22,129)	$77,564

Three Months Ended December 31, 2019
Pro forma selling, general and administrative expenses(1)	$70,104
Less Management Adjustments:
Non-cash stock compensation(3)	5,615
Litigation accrual	3,000
Tax audit	7,000
Restructuring costs	265
Pro forma adjusted selling, general and administrative	$54,224

(1)
The pro forma net income (loss), pro forma Adjusted EBITDA and pro forma selling, general and administrative expenses, reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019. Pro forma Adjusted EBITDA is calculated using NexTier management adjusted methodology; historical C&J amounts have been conformed accordingly.

(2)	Represents transaction costs related to the merger.

(3)	Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended September 30, 2019
	Completion Services	WC&I	Well Support Services	Corporate and Other	NexTier
Pro forma net income (loss)(1)	$54,455	$2,341	$2,333	$(69,539)	$(10,410)
Interest expense, net	—	—	—	5,215	5,215
Income tax benefit	—	—	—	(820)	(820)
Depreciation and amortization	81,169	3,460	2,122	5,095	91,846
Pro forma EBITDA	$135,624	$5,801	$4,455	$(60,049)	$85,831
Plus Management Adjustments:
Acquisition, integration and expansion (2)	2,449	—	801	3,919	7,169
Non-cash stock compensation (3)	794	276	413	8,375	9,858
Severance	6	47	5,206	335	5,594
Inventory adjustment	2,448	—	—	—	2,448
Facility closure	—	—	1,568	—	1,568
Litigation accrual	—	3,000	—	—	3,000
Tax audit	—	—	—	22,160	22,160
Restructuring costs and other	—	—	—	136	136
Pro forma Adjusted EBITDA (1)	$141,321	$9,124	$12,443	$(25,124)	$137,764

Three Months Ended September 30, 2019
Pro forma selling, general and administrative expenses (1)	$102,414
Less Management Adjustments:
Non-cash stock compensation (3)	9,692
Litigation accrual	3,000
Tax audit	22,160
Restructuring costs	136
Severance	1,583
Pro forma adjusted selling, general and administrative	$65,843

(1)
The pro forma net income (loss), pro forma Adjusted EBITDA and pro forma selling, general and administrative expenses, reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019. Pro forma Adjusted EBITDA is calculated using NexTier management adjustment methodology; historical C&J amounts have been conformed accordingly.

(2)	Represents transaction costs related to the merger.

(3)	Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Year Ended December 31, 2019
Pro forma net loss (1)	$(196,577)
Interest expense, net	21,856
Income tax expense	1,643
Depreciation and amortization	369,276
Pro forma EBITDA	196,198
Plus Management Adjustments:
Acquisition, integration and expansion	67,516
Non-cash stock compensation	36,242
Impairment of assets	92,281
Severance and stock compensation acceleration	5,594
Facility Closures	3,554
Inventory Adjustments	4,666
Legal	6,600
Tax Audit	29,160
Other	4,527
Pro forma Adjusted EBITDA (1)(2)	$446,338

(1)	The pro forma net loss and pro forma Adjusted EBITDA reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

(2)	Pro forma Adjusted EBITDA is calculated using NexTier management adjustment methodology; historical C&J amounts have been conformed accordingly.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended December 31, 2019
	Completion Services	WC&I	Well Support Services	Total
Pro forma revenue (1)	$509,845	$57,650	$80,939	$648,434
Pro forma cost of services (1)	404,235	48,579	66,079	518,893
Pro forma gross profit excluding depreciation and amortization	105,610	9,071	14,860	129,541
Management adjustments associated with cost of services	—	—	—	—
Pro forma adjusted gross profit	$105,610	$9,071	$14,860	$129,541

	Three Months Ended September 30, 2019
	Completion Services	WC&I	Well Support Services	Total
Pro forma revenue (1)	$735,166	$66,927	94,523	$896,616
Pro forma cost of services (1)	566,230	53,701	80,200	700,131
Pro forma gross profit excluding depreciation and amortization	168,936	13,226	14,323	196,485
Management adjustments associated with cost of services	—	—	—	—
Pro forma adjusted gross profit	$168,936	$13,226	$14,323	$196,485

(1)	The pro forma revenue and pro forma cost of services reflects the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Year Ended December 31, 2019
	Completion Services	WC&I	Well Support Services	Total
Pro forma revenue (1)	$2,726,869	$293,430	$385,989	$3,406,288
Pro forma cost of services (1)	2,126,654	245,870	318,720	2,691,244
Pro forma gross profit excluding depreciation and amortization	600,215	47,560	67,269	715,044
Management adjustments associated with cost of services	—	—	—	—
Pro forma Adjusted gross profit	$600,215	$47,560	$67,269	$715,044

	Three Months Ended
	December 31, 2019	September 30, 2019
	Frac & Bundled Wireline
Revenue	$403,862	$437,343
Cost of services	304,670	328,029
Gross profit excluding depreciation and amortization	99,192	109,314
Management adjustments associated with cost of services	—	—
Adjusted gross profit	$99,192	$109,314

	Three Months Ended
	December 31, 2019	September 30, 2019
	Frac & Bundled Wireline
Pro forma revenue (1)	$449,707	$654,313
Pro forma cost of services (1)	351,968	500,743
Pro forma gross profit excluding depreciation and amortization	97,739	153,570
Management adjustments associated with cost of services	—	—
Pro forma adjusted gross profit	$97,739	$153,570

Average hydraulic fracturing fleets deployed	30	38
Fully-utilized hydraulic fracturing fleets	25	33
Pro forma annualized adjusted gross profit per fully-utilized fleet	$15,638	$18,615

(1) The pro forma revenue and pro forma cost of services reflects the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	NexTier Three Months Ended	C&J Historical Month Ended	Combined Three Months Ended

	December 31, 2019	October 31, 2019	December 31, 2019
Net cash provided by (used in) operating activities	$79,884	$(32,285)	$47,599
Cash flows used in investing activities (1)	(44,102)	(9,660)	(53,762)
Combined free cash flow generation (usage)	35,782	(41,945)	(6,163)
Merger and integration costs	54,993	5,979	60,972
Adjusted combined free cash flow generation (usage)	$90,775	$(35,966)	$54,809

	NexTier Year Ended	C&J Historical Ten Months Ended	Combined Year Ended

	December 31, 2019	October 31, 2019	December 31, 2019
Net cash provided by operating activities	$305,463	$103,545	$409,008
Cash flows used in investing activities (1)	(182,907)	(98,151)	(281,058)
Combined free cash flow generation	122,556	5,394	127,950
Merger and integration costs	61,918	9,738	71,656
Adjusted combined free cash flow generation	$184,474	$15,132	$199,606

(1)	Excludes the $68.8 million of legacy C&J cash on hand as of the merger date.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
PRO FORMA NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019
Pro forma net loss	$(106,553)	$(10,410)
Plus Management Adjustments:
Acquisition, integration and expansion	55,023	7,169
Non-cash stock compensation	5,646	9,858
Severance and stock compensation acceleration	—	5,594
Inventory adjustment	2,218	2,448
Facility closure	1,986	1,568
Litigation accrual	3,000	3,000
Tax audit	7,000	22,160
Impairment of assets	12,346	—
Other	265	136
Pro forma adjusted net income (loss)	$(19,069)	$41,523

Pro forma adjusted net income (loss) per share, basic and diluted	$(0.09)	$0.20

Weighted-average shares, basic and diluted	211,909	210,098

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019
(amounts in thousands, except per share amounts)

			Adjustments
	NexTier (1)	Historical C&J (2)	Reclass (3)	Pro forma (4)	Pro Forma
Revenue	$528,216	$120,218	$—	$—	$648,434
Operating costs and expenses:
Cost of services	408,345	115,516	(4,968)	—	518,893
Depreciation and amortization	82,081	17,673	—	(9,960)	89,794
Selling, general and administrative expenses	42,698	22,007	5,399	—	70,104
Merger and integration	55,972	30,978	—	(31,927)	55,023
Research and development	—	431	(431)	—	—
Impairment	12,346	—	—	—	12,346
(Gain) loss on disposal of assets	3,639	(1,304)	—	—	2,335
Total operating costs and expenses	605,081	185,301	—	(41,887)	748,495
Operating loss	(76,865)	(65,083)	—	41,887	(100,061)
Other income (expenses):
Other income, net	(6)	353	—	—	347
Interest expense	(5,769)	(55)	—	55	(5,769)
Total other expenses	(5,775)	298	—	55	(5,422)
Loss before income taxes	(82,640)	(64,785)	—	41,942	(105,483)
Income tax expense	(287)	(783)	—	—	(1,070)
Net loss	$(82,927)	$(65,568)	$—	$41,942	$(106,553)

Net loss per share:
Basic net loss per share	$(0.50)
Diluted net loss per share	$(0.50)

Weighted-average shares outstanding - basic	211,909
Weighted-average shares outstanding - diluted	211,909

(1)
The condensed consolidated statements of operations for the three months ended December 31, 2019, reflects the results of legacy Keane for the period presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

(2)	Reflects legacy C&J activity for the period from October 1, 2019 to October 31, 2019.

(3	Certain reclassifications were made to historical C&J to conform to NexTier presentation.

(4)	Certain pro forma adjustments were made to illustrate the estimated effects of the merger, assuming the merger had been consummated on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019
(amounts in thousands, except per share amounts)

			Adjustments
	Historical Keane (1)	Historical C&J (2)	Reclass (3)	Pro forma (4)	Pro Forma
Revenue	$443,953	$452,663	$—	$—	$896,616
Operating costs and expenses:
Cost of services	333,438	372,842	(6,149)	—	700,131
Depreciation and amortization	68,708	51,124	—	(27,986)	91,846
Selling, general and administrative expenses	26,579	68,234	7,601	—	102,414
Merger and integration	6,651	8,205	—	(7,686)	7,170
Research and development	—	1,452	(1,452)	—	—
(Gain) loss on disposal of assets	679	(263)	—	—	416
Total operating costs and expenses	436,055	501,594	—	(35,672)	901,977
Operating income (loss)	7,898	(48,931)	—	35,672	(5,361)
Other income (expenses):
Other income, net	55	(709)	—	—	(654)
Interest expense	(5,215)	(253)	—	253	(5,215)
Total other expenses	(5,160)	(962)	—	253	(5,869)
Income (loss) before income taxes	2,738	(49,893)	—	35,925	(11,230)
Income tax benefit	820	—	—	—	820
Net income (loss)	$3,558	$(49,893)	$—	$35,925	$(10,410)

Net loss per share:
Basic net loss per share	$(0.05)
Diluted net loss per share	$(0.05)

Weighted-average shares outstanding - basic	210,098
Weighted-average shares outstanding - diluted	210,098

(1)	The condensed consolidated statements of operations for the three months ended September 30, 2019, reflects the results of legacy Keane for the period presented.

(2)	See the condensed consolidated statements of operations included as exhibit 99.1 in NexTier’s form 8-K filed with the SEC on November 21, 2019.

(3)	Certain reclassifications were made to historical C&J to conform to NexTier presentation.

(4)	Certain pro forma adjustments were made to illustrate the estimated effects of the merger, assuming the merger had been consummated on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(amounts in thousands, except per share amounts)

			Adjustments
	NexTier (1)	Historical C&J (2)	Reclass (3)	Pro forma (4)	Pro Forma
Revenue	$1,821,556	$1,584,732	$—	$—	$3,406,288
Operating costs and expenses:
Cost of services	1,403,932	1,313,211	(25,899)	—	2,691,244
Depreciation and amortization	292,150	186,646	—	(109,520)	369,276
Selling, general and administrative expenses	123,676	190,581	31,283	—	345,540
Merger and integration	68,731	47,089	—	(48,304)	67,516
Research and development	—	5,384	(5,384)	—	—
Impairment	12,346	79,935	—	—	92,281
(Gain) loss on disposal of assets	4,470	9,151	—	—	13,621
Total operating costs and expenses	1,905,305	1,831,997	—	(157,824)	3,579,478
Operating loss	(83,749)	(247,265)	—	157,824	(173,190)
Other income (expenses):
Other income, net	453	(341)	—	—	112
Interest expense	(21,856)	(1,097)	—	1,097	(21,856)
Total other expenses	(21,403)	(1,438)	—	1,097	(21,744)
Loss before income taxes	(105,152)	(248,703)	—	158,921	(194,934)
Income tax expense	(1,005)	(638)	—	—	(1,643)
Net loss	$(106,157)	$(249,341)	$—	$158,921	$(196,577)

Net loss per share:
Basic net loss per share	$(0.93)
Diluted net loss per share	$(0.93)

Weighted-average shares outstanding - basic	211,376
Weighted-average shares outstanding - diluted	211,376

(1)
The condensed consolidated statement of operations for the year ended December 31, 2019, reflects the results of legacy Keane for the period presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

(2)	Reflects legacy C&J’s activity for the period from January 1, 2019 to October 31, 2019.

(3)	Certain reclassifications were made to historical C&J to conform to NexTier presentation.

(4)	Certain pro forma adjustments were made to illustrate the estimated effects of the merger, assuming the merger had been consummated on January 1, 2019.